EXHIBIT 99.1

FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 14, 2010

FOR FURTHER INFORMATION:

Bill Hodges
Chief Financial Officer
(919) 913-1030

POZEN ENTERS INTO SETTLEMENT AGREEMENT WITH TEVA REGARDING
PARAGRAPH IV PATENT LITIGATION

Chapel Hill, N.C., April 14, 2010 — POZEN Inc. (NASDAQ: POZN), today announced that it has entered into a Settlement Agreement with Teva Pharmaceuticals USA, Inc. (Teva) to resolve a U.S. patent infringement suit related to Teva’s filing of an Abbreviated New Drug Application (ANDA) with the U.S. Food and Drug Administration (FDA) to market a generic version of Treximet® (sumatriptan / naproxen sodium) marketed by POZEN’s exclusive U.S. licensee, GlaxoSmithKline.  Under the terms of the Settlement Agreement, Teva will be dismissed without prejudice from the consolidated litigation currently pending in the United States District Court for the Eastern District of Texas against Teva, Par Pharmaceutical, Inc., Alphapharm Pty Ltd., and Dr. Reddy’s Laboratories, Inc., but will agree to be bound by the outcome of such litigation or any resulting settlements with third parties.

The parties have also agreed to file a stipulation of dismissal and order with the United States District Court for the Eastern District of Texas which will conclude this litigation with respect to Teva.  The settlement does not end the ongoing litigation against the other three defendants.  Discovery in the litigation is in process and the case is currently scheduled for trial in the fourth quarter of 2010.

In compliance with U.S. law, the Settlement Agreement will be submitted to the U.S. Federal Trade Commission and the Department of Justice where it is subject to review.

About POZEN

POZEN Inc., headquartered in Chapel Hill, NC, is a pharmaceutical company committed to transforming medicine that transforms lives.  Since its founding in 1996, POZEN has successfully created novel pharmacologic agents primarily for pain and pain-related conditions by combining existing drug therapies that result in superior patient outcomes.  Moving forward, POZEN is poised to become a model 21st century pharmaceutical company dedicated to ensuring that they produce cost-effective, evidence-based medicines; take a fresh approach to sales, marketing and medical education; and deliver high-quality, affordable pharmaceuticals to their customers.  The Company’s common stock is traded on The NASDAQ Stock Market under the symbol “POZN”.  For more detailed company information, including copies of this and other press releases, please visit: www.pozen.com.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on GlaxoSmithKline for the sales and marketing of Treximet; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Annual Report on Form 10-K for the period ended December 31, 2009. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

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